UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2019
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	WRE	NYSE
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2019, Washington Real Estate Investment Trust (the “Company”), entered into the Term Loan Agreement (the “Term Loan Agreement”), dated as of April 30, 2019 with Wells Fargo Bank, National Association, as administrative agent (the “Agent”) and the financial institutions party thereto as lenders or agents, which Term Loan Agreement provides for a $450 million unsecured six-month term loan facility (the “Term Loan Facility”). The Term Loan Facility was fully advanced on April 30, 2019. The Term Loan Facility matures on October 30, 2019, unless extended pursuant to a one time six-month extension option provided therein. The exercise of the extension option requires the payment of a fee of 0.10% of the aggregate principal amount of the Term Loan Facility outstanding on the date of the maturity extension and is subject to certain other customary conditions. No amortization payments are due under the Term Loan Facility prior to the maturity date. The loans under the Term Loan Facility may be voluntarily prepaid in full or in part at any time, subject to customary breakage costs, if applicable.

The Term Loan Facility includes the option to add additional term loans under the Term Loan Agreement of up to $250 million in the aggregate to the extent the lenders (from the syndicate or otherwise) agree to provide additional term loan commitments.

No subsidiaries of the Company are currently required to guarantee the Company’s obligations under the Term Loan Agreement. Subsidiaries of the Company may in the future be required to guarantee the Company’s obligations under the Term Loan Agreement if any such subsidiary (a) guarantees the indebtedness of the Company or another subsidiary of the Company (excluding, among other things, guarantees of certain indebtedness in an aggregate principal amount not in excess of $200 million) or (b) owns a property included in the determination of the Company’s unencumbered pool value and incurs any recourse indebtedness.

Loans under the Term Loan Facility will bear interest, at the Company’s option, at a rate of either LIBOR plus a margin ranging from 0.75% to 1.65% (depending on the Company’s credit rating) or the base rate plus a margin ranging from 0.0% to 0.65% (based upon the Company’s credit rating). The base rate is the highest of the Agent’s prime rate, the federal funds rate plus 0.50% and the daily one-month LIBOR rate plus 1.0%.
The Term Loan Agreement contains representations, financial and other affirmative and negative covenants that are substantially similar to the Company’s existing Amended and Restated Credit Agreement, dated as of March 29, 2018, among the Company, Wells Fargo Bank, National Association, as agent, and the financial institutions from time to time parties thereto, as amended (the “Existing Credit Agreement”). Consistent with the Existing Credit Agreement, the Term Loan Agreement requires that the Company comply with various covenants, including covenants restricting liens on properties included in the determination of the Company’s unencumbered pool value, investments, mergers, affiliate transactions, asset sales and the payment of dividends following an event of default. In addition, consistent with the Existing Credit Agreement, the Term Loan Agreement requires that the Company satisfy certain financial maintenance covenants, including:

•	ratio of total debt to total asset value of not more than 0.60 to 1.00 (subject to a higher level following material acquisitions);

•
ratio of adjusted EBITDA (earnings before noncontrolling interests, interest expense, income tax expense, depreciation, amortization, acquisition costs, and extraordinary, unusual or nonrecurring gains and losses) to fixed charges of not less than 1.50 to 1.00;

•	ratio of secured indebtedness to total asset value of not more than 0.40 to 1.00;

•
ratio of adjusted net operating income from unencumbered properties satisfying certain criteria specified in the Term Loan Agreement to interest expense on unsecured indebtedness of not less than 1.75 to 1.00; and

•
ratio of unsecured indebtedness to the unencumbered pool value of properties satisfying certain criteria specified in, and valued per the terms of, the Term Loan Agreement of not more than 0.60 to 1.00 (subject to a higher level following material acquisitions)

Consistent with the Existing Credit Agreement, the Term Loan Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of the Company under the Term Loan Agreement to be immediately due and payable.

The foregoing summary of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

From time to time, the Company has had customary commercial and/or investment banking relationships with Wells Fargo Bank, National Association, PNC Bank, National Association, KeyBank, National Association, Capital One, National Association, US Bank National Association and/or certain of their affiliates, counterparties to the interest rate swap arrangements.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 30, 2019, the Company completed its previously announced acquisition of the Virginia Assets (as listed below), in connection with the purchase of a seven asset, multifamily portfolio pursuant to an Agreement of Sale, dated April 2, 2019, by and among the Company and Barton’s Crossing LP, Magazine Carlyle Station LP, Magazine Fox Run LP, Magazine Glen LP, Magazine Lionsgate LP, Magazine Village At McNair Farms LP, and Magazine Watkins Station LP, each, a Delaware limited partnership, for approximately $461 million. The Company paid approximately $379 million upon the closing of the Virginia Assets, and expects to fund the approximately $82 million balance due on the Maryland Assets at the time of the closing of the Maryland Assets. The Company funded the acquisition with borrowings under the Term Loan Agreement. The acquisition of the Virginia Assets was effected through qualified intermediaries to accommodate a possible tax-deferred exchange pursuant to the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended.

As previously disclosed, the Company expects to close on each of the Maryland Assets within 60 days after satisfying certain county notification and approval requirements related to these assets. The closing of the Maryland Assets pursuant to this Agreement remains subject to closing conditions and other terms and conditions customary for real estate transactions.

The multifamily portfolio, which contains 2,113 units, consists of seven suburban Class B apartment communities in northern Virginia and Montgomery County, Maryland. The portfolio is approximately 95% occupied as of the date hereof. The seven assets in the portfolio are as follows:

Virginia Assets ($379,100,000)

1.	205 Century Place, Alexandria

2.	13690 Legacy Circle, Herndon

3.	2511 Farmcrest Drive, Herndon

4.	10519 Lariat Lane, Manassas

5.	86 Heritage Way, NE, Leesburg

Maryland Assets ($82,070,000)

1.	2 Observation Court, Germantown

2.	99 Watkins Mill Road, Gaithersburg

***

Certain statements in this Current Report on Form 8-K are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Washington REIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the risks associated with the ownership of real estate in general and our real estate assets in particular; the risk of failure to complete contemplated acquisitions and dispositions, the economic health of the greater Washington Metro region; fluctuations in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers and joint venture partners; the ability to control our operating expenses; the economic health of our tenants; the supply of competing properties; shifts away from brick and mortar stores to e-commerce; the availability and terms of financing and capital and the general volatility of securities markets; compliance with applicable laws, including those concerning the environment and access by persons with disabilities; terrorist attacks or actions and/or cyber attacks; weather conditions and natural disasters; ability to maintain key personnel; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2018 Form 10-K and subsequent Quarterly Reports on Form 10-Q. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A press release issued by the Company on April 30, 2019 regarding the acquisition of the Virginia Assets is attached as Exhibit 99.1. This information is being furnished pursuant to Item 7.01 of Form 8-K. This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired

The required financial statements will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information.

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)    Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description

10.1
Term Loan Agreement, dated as of April 30, 2019, by and among the Company, as borrower, the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press release issued April 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Vice President, Chief Accounting Officer

April 30, 2019
(Date)